Exhibit 3.6

BY-LAWS

OF

KEY COMPONENTS, INC.

ARTICLE 1

DEFINITIONS

As used in these By-laws, unless the context otherwise requires, the term:

1.1 “Board” means the Board of Directors of the Corporation.

1.2 “Business Corporation Law” means the Business Corporation Law of the State of New York, as amended from time to time.

1.3 “By-laws” means the initial by-laws of the Corporation, as amended from time to time.

1.4 “Certificate of Incorporation” means the initial certificate of incorporation of the Corporation, as amended, supplemented or restated from time to time.

1.5 “Corporation” means Key Components, Inc.

1.6 “Directors” means directors of the Corporation.

1.7 “Office of the Corporation” means the executive office of the Corporation, anything in Section 102(10) of the Business Corporation Law to the contrary notwithstanding.

1.8 “Shareholders” means shareholders of the Corporation.

ARTICLE 2

SHAREHOLDERS

2.1 Place of Meetings. Every meeting of the shareholders shall be held at the office of the Corporation or at such other place within or without the State of New York as shall be specified or fixed in the notice of such meeting or in the waiver of notice thereof.

2.2 Annual Meeting. A meeting of shareholders shall be held annually for the election of directors and the transaction of other business on such date and at such time and place as shall be determined by the Board.

2.3 Special Meetings. A special meeting of shareholders, unless otherwise provided by law,

(i) may be called at any time by the Board, the President or the Secretary, and

(ii) shall be called by the President or the Secretary on the written request, stating the purpose or purposes of the requested meeting, of a majority of the Directors or holders of fifty percent (50%) or more of the shares of the Corporation entitled to vote in an election of directors. At any special meeting of shareholders only such business may be transacted which is related to the purpose or purposes of such meeting set forth in the notice thereof given pursuant to Section 2.6 of the By-laws or in any waiver of notice thereof given pursuant to Section 2.7 of the By-laws.

2.4 Special Meeting for the Election of Directors. If, for a period of one month after the date fixed in Section 2.2 for the annual meeting of shareholders for the election of directors and the transaction of other business, there is a failure to elect a sufficient number of directors to conduct the business of the Corporation, the Board shall, within two weeks after the expiration of such period, call a special meeting of shareholders for the election of directors and the transaction of other business. If at any time there is no director in office, the President, the Secretary, or an Assistant Secretary shall call a special meeting of shareholders for the election of directors and the transaction of other business.

2.5 Fixing Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than fifty nor less than ten days before the date of such meeting, nor more then fifty days prior to any other action. If no such record date is fixed:

2.5.1 The record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held;

2.5.2 The record date for determining shareholders for any purpose other than that specified in Section 2.5.1 shall be at the close of business on the day on which the resolution of the Board relating thereto is adopted.

When a determination of shareholders entitled to notice of or to vote at any meeting of shareholders has been made as provided in this Section 2.5, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date for the adjourned meeting.

2.6 Notice of Meetings of Shareholders. Except as otherwise provided in Sections 2.5 and 2.7 of the By-laws, whenever under the Business Corporation Law or the Certificate of Incorporation or the By-laws, shareholders are required or permitted to take any action at a meeting, written notice shall be given stating the place, date and hour of the meeting and, unless it is the annual meeting, stating that it is being issued by or at the direction of the person or persons calling the meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. If, at any meeting, action is proposed to be taken which would, if taken, entitle shareholders fulfilling the requirements of Section 623 of the Business Corporation Law to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and to that effect. A copy of the notice of any meeting shall be given, personally or by mail, not less than ten nor more than fifty days before the date of the meeting, to each shareholder entitled to notice of or to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his or her address as it appears on the record of shareholders, or, if he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, then directed to him at such other address. An affidavit of the Secretary or other person giving the notice or of the transfer agent of the Corporation, if any, that the notice required by this section has been given shall, in the absence of fraud, be prima facie evidence of the facts therein stated. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called. However, if after the adjournment the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date who is entitled to notice.

2.7 Waiver of Notice. Notice of meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

2.8 List of Shareholders at Meeting. A list of shareholders as of the record date, certified by the officer of the Corporation responsible for its preparation, or by the transfer agent of the Corporation, if any, shall be produced at any meeting of shareholders upon the request thereof or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

2.9 Quorum of Shareholders; Adjournment. The holders of one-third of the shares entitled to vote at any meeting of shareholders, present in person or represented by proxy, shall constitute a quorum for the transaction of any business at the meeting. When a quorum is once present to organize a meeting of shareholders, it is not broken by the subsequent withdrawal of any shareholders. A majority of the shareholders present in person or represented by proxy at any meeting of shareholders, including an adjourned meeting, whether or not a quorum is present, may adjourn the meeting to another time and place.

2.10 Voting; Proxies. Unless otherwise provided in the Certificate of Incorporation, every shareholder of record shall be entitled at every meeting of shareholders to one vote for each share standing in his or her name on the record of shareholders determined in accordance with Section 2.5 of the By-laws. The provisions of Section 612 of the Business Corporation Law shall apply in determining whether any shares may be voted and the persons, if any, entitled to vote such shares; but the Corporation shall be protected in treating the persons in whose names shares stand on the record of shareholders as owners thereof for all purposes. At any meeting of shareholders, a quorum being present, directors shall, except as otherwise provided by law or by the Certificate of Incorporation, be elected by a plurality of the votes cast at the meeting by the holders of shares entitled to vote in the election, and any other corporate action or matter, except as otherwise provided by law or by the Certificate of Incorporation, shall be taken or decided by a majority of the votes cast at the meeting by the holders of shares present in person or represented by proxy and entitled to vote thereon. In voting on any question on which a vote by ballot is required by law or is demanded by any shareholder entitled to vote, the voting shall be by ballot. Each ballot shall be signed by the shareholder voting or by his or her proxy, and shall state the number of shares voted. On all other questions, the voting may be viva voce. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. The validity and enforceability of any proxy shall be determined in accordance with Section 609 of the Business Corporation Law.

2.11 Selection and Duties of Inspectors at Meeting of Shareholders. The Board, in advance of any meeting of shareholders, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at the meeting may, and on the request of any shareholder entitled to vote thereat, shall appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspector or inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspector or inspectors shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by them. Any report or certificate made by the inspector or inspectors shall be prima facie evidence of the facts stated and of the vote as certified by him or them.

2.12 Organization. At every meeting of shareholders, the Chairman of the meeting shall be the Chairman of the Board; or, in his or her absence, the President; or, in the absence of the Chairman of the Board and the President, a Vice President, and in case more than one Vice President shall be present, that Vice President designated by the Board (or in the absence of any such designation, the most senior Vice President, based on age, present). The Secretary, or in his or her absence one of the Assistant Secretaries, shall act as Secretary of the meeting. In case none of the officers above designated to act as Chairman or Secretary of the meeting, respectively, shall be present, a Chairman or a Secretary of the meeting, as the case may be, shall be chosen by a majority of the votes cast at the meeting by the holders of shares present in person or represented by proxy and entitled to vote at the meeting.

2.13 Order of Business. The order of business at all meetings of the shareholders shall be as determined by the Chairman of the meeting, but the order of business to be followed at any meeting at which a quorum is present may be changed by a majority of the votes cast at the meeting by the holders of shares present in person or represented by proxy and entitled to vote at the meeting.

2.14 Written Consent of Shareholders Without a Meeting. Whenever the shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon. Such consent shall have the same effect as a unanimous vote of shareholders.

ARTICLE 3

DIRECTORS

3.1 General Powers. Except as otherwise provided in the Certificate of Incorporation, the business of the Corporation shall be managed by its Board. The Board may adopt such rules and regulations, not inconsistent with the Certificate of Incorporation or the By-laws or applicable laws, as it may deem proper for the conduct of its meetings and the management of the Corporation. In addition to the powers expressly conferred by the By-laws, the Board may exercise all powers and perform all acts which are not required, by the By-laws or the Certificate of Incorporation or by law, to be exercised and performed by the shareholders.

3.2 Number; Qualification; Term of Office. The number of directors constituting the entire Board shall not be less than three, except that if and when all the shares of the Corporation are owned beneficially and of record by less than three shareholders, the number of directors may be less than three but not less than the number of shareholders. Subject to the provisions of the preceding sentence and of Section 702(b) of the Business Corporation Law, the number of directors shall be fixed initially by the Incorporator and may thereafter be changed from time to time by action of the shareholders or of the Board. Each director shall be at least eighteen years of age. Each director shall be elected to hold office until the annual meeting of shareholders next following his or her election. Each director shall hold office until the expiration of the term for which he is elected, and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal.

3.3 Election. Directors shall, except as otherwise provided by law or by the Certificate of Incorporation, be elected in the manner provided in Section 2.10 of the By-laws.

3.4 Newly created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board for any reason, including the removal of directors without cause, may be filled by vote of a majority of the directors then in office, although less than a quorum, at any meeting of the Board or may be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election at a special meeting of shareholders called for that purpose. A director elected to fill a vacancy shall be elected to hold office until the annual meeting of shareholders next following his or her election and shall hold office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal.

3.5 Resignations. Any director may resign at any time by written notice to the President or the Secretary. The resignation shall take effect at the time the notice is received or at such later time as is specified in the notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective.

3.6 Removal of Directors. Subject to the provisions of Section 706 of the Business Corporation Law, any or all of the directors may be removed:

(i) for cause by vote of the shareholders or by action of the Board, or

(ii) without cause by vote of the shareholders.

3.7 Compensation. Each director, in consideration of his or her service as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at directors’ meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable expenses incurred by him in connection with the performance of his or her duties. Each director who shall serve as a member of any committee of directors in consideration of his or her serving as such shall be entitled to such additional amount per annum or such fees for attendance at committee meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable expenses incurred by him in the performance of his or her duties. Nothing in this section shall preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

3.8 Place and Time of Meetings of the Board. Meetings of the Board, regular or special, may be held at any place within or without the State of New York. The times and places for holding meetings of the Board may be fixed from time to time by resolution of the Board or (unless contrary to resolution of the Board) in the notice of the meeting.

3.9 Annual Meetings. On the day when and at the place where the annual meeting of shareholders for the election of directors is held, and as soon as practicable thereafter, the Board may hold its annual meeting, without notice of such meeting, for the purposes of organization, the election of officers and the transaction of other business. The annual meeting of the Board may be held at any other time and place specified in a notice given as provided in Section 3.11 of the By-laws for special meetings of the Board or in a waiver of notice thereof.

3.10 Regular Meetings. Regular meetings of the Board may be held at such times and places as may be fixed from time to time by the Board. Unless otherwise required by the Board, regular meetings of the Board may be held without notice. If any day fixed for a regular meeting of the Board shall be a Saturday or Sunday or a legal holiday at the place where such meeting is to be held, then such meeting shall be held at the same hour at the same place on the first business day thereafter which is not a Saturday, Sunday or legal holiday.

3.11 Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman of the Board, the President or the Secretary or by any two or more directors. Notice of each special meeting of the Board shall be given to each director:

(i) by first class mail, addressed to him at the address designated by him for that purpose or, if none is designated, at his or her last known address, at least two days before the date on which the meeting is to be held; or

(ii) by telegraph, cable, wireless, or personal delivery to him, at such address, not later than the day before the date on which such meeting is to be held. Each such notice shall state the time and place of the meeting but need not state the purposes of the meeting, except to the extent required by law. If mailed, each notice shall be deemed given when deposited, with postage thereon prepaid, in a post office or official depository under the exclusive care and custody of the United States post office department.

3.12 Adjourned Meetings. A majority of the directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. Notice of any adjourned meeting of the Board need not be given to any director whether or not present at the time of the adjournment. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.

3.13 Waivers of Notice of Meetings. Anything in these By-laws or in any resolution adopted by the Board to the contrary notwithstanding, notice of any meeting of the Board need not be given to any director who submits a signed waiver of such notice, whether before or after the meeting, or who attends such meeting without protesting, prior thereto or at its commencement, the lack of notice to him. Any such waiver of notice need not state the purposes of the meeting.

3.14 Organization. At each meeting of the Board, the Chairman of the Board, if any, or in his or her absence, the President, or, in the absence of both the Chairman of the Board and the President, a director chosen by the majority of the directors present, shall preside. The Secretary shall act as Secretary at each meeting of the Board. If the Secretary is absent from any meeting of the Board, an Assistant Secretary shall perform the duties of Secretary at such meeting. In the absence from any such meeting of the Secretary and Assistant Secretaries, the person presiding at the meeting may appoint any person to act as Secretary of the meeting.

3.15 Quorum of Directors. One-third of the directors then in office shall constitute a quorum for the transaction of business or of any specified item of business at any meeting of the Board.

3.16 Action by the Board. All corporate action taken by the Board shall be taken at a meeting of the Board. Except as otherwise provided by the Certificate of Incorporation or by law, the vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board.

3.17 Participation by Telephone. Any one or more members of the Board or of any committee thereof may participate in a meeting of the Board or of such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting for all purposes.

3.18 Action in Writing. Any action required or permitted to be taken at any meeting of the Board of Directors or any Committee thereof may be taken without a meeting, if all members of the Board or Committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or Committee.

ARTICLE 4

EXECUTIVE COMMITTEE AND OTHER COMMITTEES

4.1 How Constituted and Powers. The Board, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees, each consisting of the three or more directors, and each of which, to the extent provided in the resolution, shall have all the authority of the Board, except that no such committee shall have authority as to the following matters:

4.1.1 The submission to shareholders of any matter that needs shareholders’ approval;

4.1.2 The filling of vacancies in the Board or in any committee;

4.1.3 The fixing of compensation of the directors for serving on the Board or on any committee;

4.1.4 The amendment or repeal of the By-laws, or the adoption of new By-laws; or

4.1.5 The amendment or repeal of any resolution of the Board which, by its terms, shall not be so amendable or repealable.

4.2 General. The Board may designate one or more directors as alternate members of any committee designated by the Board pursuant to Section 4.1 of the By-laws, who may replace any absent member or members at any meeting of such committee. Any such committee, and each member and alternate member thereof, shall serve at the pleasure of the Board.

ARTICLE 5

OFFICERS

5.1 Officers. The Board may elect or appoint a Chairman, President, one or more Vice Presidents, a Secretary and a Treasurer, and such other officers as it may determine. The Board may designate one or more Vice Presidents as Executive Vice Presidents, and may use descriptive words or phrases to designate the standing, seniority or area of special competence of the Vice Presidents elected or appointed by it. Each officer shall be elected or appointed to hold office until the meeting of the Board following the next annual meeting of shareholders. Each officer shall hold office for the term for which he is elected or appointed, and until his or her successor shall have been elected or appointed and qualified or until his or her death, his or her resignation or his or her removal in the manner provided in Section 5.2 of the By-laws. Any two or more offices may be held by the same person, except the offices of President and Secretary. The Board may require any officer to give a bond or other security for the faithful performance of his or her duties, in such amount and with such sureties as the Board may determine. All officers as between themselves and the Corporation shall have such authority and perform such duties in the management of the Corporation as may be provided in the By-laws or, to the extent not so provided, by the Board.

5.2 Removal of Officers. Any officer elected or appointed by the Board may be removed by the Board with or without cause. The removal of an officer without cause shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer shall not of itself create contract rights.

5.3 Resignations. Any officer may resign at any time in writing by notifying the Board or the President or the Secretary. The resignation shall take effect at the time the notice is received or at such later time as is specified in the notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any.

5.4 vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in the By-laws for the regular election or appointment to such office.

5.5 Compensation. Salaries or other compensation of the officers may be fixed from time to time by the Board. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that he is also a director.

5.6 Chairman of the Board. The Chairman of the Board shall have general executive powers, shall preside at all meetings of the shareholders and at all meetings of the Board and shall exercise such other powers and duties from time to time as may be determined by the Board.

5.7 President. The President shall be the chief executive officer of the Corporation and shall have general supervision over the business of the Corporation, subject, however, to the control of the Board and of any duly authorized committee of directors. In the absence of the Chairman of the Board, the President shall, if present, preside at all meetings of the shareholders and at all meetings of the Board. He may, with the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer, sign certificates for shares of the Corporation. He may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by the By-laws to some other officer or agent of the Corporation, or shall be required by law otherwise to be signed or executed; and, in general, he shall perform all duties as from time to time may be assigned to him by the Board.

5.8 Vice Presidents. At the request of the President, or in his or her absence or disability, at the request of the Board, the Vice Presidents shall (in such order as may be designated by the Board or, in the absence of any such designation, in order of seniority based on age) perform all of the duties of the President and so acting shall have all the powers of and be subject to all restrictions upon the President. Any Vice President may also, with the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer, sign certificates for shares of the Corporation; may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by the By-laws to some other officer or agent of the Corporation, or shall be required by law otherwise to be signed or executed; and shall perform such other duties as from time to time may be assigned to him by the Board or by the President.

5.9 Secretary. The Secretary, shall, except as otherwise provided in the Certificate of Incorporation or the By-laws, issue all required notices for meetings of the shareholders or the Board; he shall if present, act as Secretary of all meetings of the shareholders and of the Board, and shall keep the minutes thereof in the proper book or books to be provided for that purpose; he shall see that all notices required to be given by the Corporation are duly given and served; he may, with the President or a Vice President, sign certificates for shares of the Corporation; he shall be custodian of the seal of the Corporation and may seal, with the seal of the Corporation or a facsimile thereof, all certificates for shares of the Corporation and all documents the execution of which on behalf of the Corporation under its corporate seal is authorized in accordance with the provisions of the By-laws; he shall have charge of the share records and also of the other books, records and papers of the Corporation relating to its organization and management as a Corporation, and shall see that the reports, statements and other documents required by law are properly kept and filed; and shall, in general, perform all the duties incident to the office of the Secretary and such other duties as from time to time may be assigned to him by the Board or by the President.

5.10 Treasurer. The Treasurer shall, subject to the control of the Board and of any duly authorized committee of directors, have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever; deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with these By-laws; against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositories of the Corporation signed in such manner as shall be determined in accordance with any provisions of the By-laws, and be responsible for the accuracy of the amounts of all moneys so disbursed; regularly enter or cause to be entered in books to be kept by him or under his or her direction full and adequate account of all moneys received or paid by him for the account of the Corporation; have the right to require, from time to time reports or statements giving such information as he may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; render to the President or the Board, whenever the President or the Board respectively, shall require him so to do, an account of the financial condition of the Corporation and of all his or her transactions as Treasurer; exhibit at all reasonable times his or her books of account and other records to any of the directors upon application at the office of the Corporation where such books and records are kept; and in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board or by the President; and he may sign with the President or a Vice President certificates for shares of the Corporation.

5.11 Assistant Secretaries and Assistant Treasurers. Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by the Board or by the President. Assistant Secretaries and Assistant Treasurers may, with the President or a Vice President, sign certificates for shares of the Corporation.

ARTICLE 6

CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

6.1 Execution of Contracts. The Board may authorize any officer, employee or agent, in the name and on behalf of the Corporation, to enter into any contract or execute and satisfy any instrument, and any such authority may be general or confined to specific instances, or otherwise limited.

6.2 Loans. The President or any other officer, employee or agent authorized by the By-laws or by the Board may effect loans and advances at any time for the Corporation from any bank, trust company or other institution or from any firm, corporation or individual and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, and when authorized so to do may pledge and hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances. Such authority conferred by the Board may be general or confined to specific instances or otherwise limited.

6.3 Checks, Drafts, Etc. All checks, drafts and other orders for the payment of money out of the funds of the Corporation and all notes or other evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board.

6.4 Deposits. The funds of the Corporation not otherwise employed shall be deposited from time to time to the order of the Corporation in such banks, trust companies or other depositories as the Board may select or as may be selected by an officer, employee or agent of the Corporation to whom such power may from time to time be delegated by the Board.

ARTICLE 7

SHARES AND DIVIDENDS

7.1 Certificates Representing Shares. The shares of the Corporation shall be represented by certificates in such form (consistent with the provisions of Section 508 of the Business Corporation Law) as shall be approved by the Board, and shall be numbered consecutively and entered in the books of the Corporation as they are issued. Each certificate shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee. In case any officer who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such officer before such certificate is issued, such certificate may, unless otherwise ordered by the Board, be issued by the Corporation with the same effect as if such person were such officer at the date of issue.

7.2 Transfer of Shares. Transfers of shares shall be made only on the books of the Corporation by the holder thereof or by his or her duly authorized attorney appointed by a power of attorney duly executed and filed with the Secretary or a transfer agent of the Corporation, and on surrender of the certificate or certificates representing such shares properly endorsed for transfer and upon payment of all necessary transfer taxes. Every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or an Assistant Secretary or the transfer agent of the Corporation. A person in whose name shares shall stand on the books of the Corporation shall be deemed the owner thereof to receive dividends, to vote as such owner and for all other purposes as respects the Corporation. No transfer of shares shall be valid as against the Corporation, its shareholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until such transfer shall have been entered on the books of the Corporation by an entry showing from and to whom transferred.

7.3 Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board.

7.4 Lost, Destroyed, Stolen and Mutilated Certificates. The holders of any shares shall immediately notify the Corporation of any loss, destruction, theft or mutilation of the certificate representing such shares, and the Corporation may issue a new certificate to replace the certificate alleged to have been lost, destroyed, stolen or mutilated. The Board may, in its discretion, as a condition to the issue of any such new certificate, require the owner of the lost, destroyed, stolen or mutilated certificate, or his or her legal representative or representatives, to make proof satisfactory to the Board of such loss, destruction, theft or mutilation and to advertise such fact in such manner as the Board may require, and to give the Corporation and its transfer agents and registrars, or such of them as the Board may require, a bond in such form, in such sums and with such surety or sureties as the Board may direct, to indemnify the Corporation and its transfer agents and registrars against any claim that may be made against any of them on account of the continued existence of any such certificate so alleged to have been lost, destroyed, stolen or mutilated and against any expense in connection with such claim.

7.5 Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with the By-laws or with the Certificate of Incorporation, concerning the issue, transfer and registration of certificates representing shares.

7.6 Limitation on Transfers. If any two or more shareholders or subscribers for shares shall enter into any agreement whereby the rights of anyone or more of them to sell, assign, transfer, mortgage, pledge, hypothecate, or transfer on the books of the Corporation any or all such shares held by them shall be abridged, limited or restricted, and if a copy of such agreement shall be filed with the Corporation and shall contain a provision that the certificates representing shares subject to it shall bear a reference to such agreement, then all certificates representing shares covered or affected by said agreement shall have such reference thereto endorsed thereon; and such shares shall not thereafter be transferred on the books of the Corporation except in accordance with the terms and provisions of such agreement.

7.7 Dividends, Surplus, Etc. Subject to the provisions of the Certificate of Incorporation and of law, the Board

7.7.1 May declare and pay dividends or make other distributions on the outstanding shares in such amounts and at such time or times as, in its discretion, the condition of the affairs of the Corporation shall render advisable;

7.7.2 May use and apply, in its discretion, any of the surplus of the Corporation in purchasing or acquiring any shares of the Corporation, or warrants therefor, in accordance with law, or any of its bonds, debentures, notes, scrip or other securities or evidences of indebtedness;

7.7.3 May set aside from time to time out of such surplus or net profits such sum or sums as, in its discretion, it may think proper, as a reserve fund to meet contingencies, or for equalizing dividends or for the purpose of maintaining or increasing the property or business of the Corporation, or for any other purpose it may think conducive to the best interests of the Corporation.

ARTICLE 8

INDEMNIFICATION

8.1 Indemnification of Directors and Officers. Any person made a party to an action by or in the right of the Corporation to procure a judgment in its favor, or made, or threatened to be made, a party to an action or proceeding other than one by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that he, his or her testator or intestate is or was a director of the Corporation, or of any other corporation, domestic or foreign, which he, his or her testator or intestate served in any capacity at the request of the Corporation, shall be indemnified by the Corporation against the reasonable expenses (including attorney’s fees, judgments, fines and amounts paid in settlement) actually incurred by him as a result of such action or proceeding, or any appeal therein, to the full extent permissible under Sections 721 through 726 of the Business Corporation Law.

8.2 Contract of Indemnification. The provisions of Section 8.1 of the By-laws shall be deemed a contract between the Corporation and each director and officer who serves in such capacity at any time while Section 8.1 of the By-laws and the relevant provisions of the Business Corporation Law and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

8.3 Indemnification of other Persons. The Board, in its discretion, shall have power on behalf of the Corporation to indemnify any person, other than a director or officer, made a party to any action or proceeding by reason of the fact that he, his or her testator or intestate, is or was an employee of the Corporation.

ARTICLE 9

BOOKS AND RECORDS

9.1 Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of the shareholders, Board and executive committee, if any. The Corporation shall keep at the office designated pursuant to the Certificate of Incorporation or at the office of the transfer agent or registrar of the Corporation in New York State, a record containing the names and addresses of all shareholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof. Any of the foregoing books, minutes or records may be in written form or in any other form capable of being converted into written form within a reasonable time.

9.2 Inspection of Books and Records. Except as otherwise provided by law, the Board shall determine from time to time whether, and, if allowed, when and under what conditions and regulations, the accounts, books, minutes and other records of the Corporation, or any of them, shall be open to the inspection of the shareholders.

ARTICLE 10

SEAL

The Board may adopt a corporate seal which shall be in the form of a circle and shall bear the full name of the Corporation and the year of its incorporation.

ARTICLE 11

FISCAL YEAR

The fiscal year of the Corporation shall be determined, and may be changed, by resolution of the Board.

ARTICLE 12

VOTING OF SHARES HELD

Unless otherwise provided by resolution of the Board, the President may, from time to time, appoint one or more attorneys or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose shares or securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation, or to consent in writing to any action by any such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, consents, waivers or other instruments as he may deem necessary or proper; or the President may himself attend any meeting of the holders of the shares or other securities of any such other corporation and thereat vote or exercise any or all other powers of the Corporation as the holder of such shares or other securities of such other corporation.

ARTICLE 13

AMENDMENTS

13.1 Power to Amend. The By-laws may be amended or repealed, or new By-laws may be adopted, by vote of the holders of the shares entitled to vote in the election of directors. Except as may be otherwise provided in a By-law adopted by the shareholders, the By-laws may be amended or repealed, or new By-laws may be adopted, by the Board, provided that the vote of a majority of the entire Board shall be required to change the number of authorized directors. Any By-law adopted or amended by the Board may be amended or repealed by the shareholders entitled to vote thereon.

13.2 By-laws Regulating Election of Directors. If any By-law regulating an impending election of directors is adopted, amended, or repealed by the Board, the By-law so adopted, amended, or repealed shall be set forth in the notice of the next meeting of shareholders for election of directors, together with a concise attachment of the changes made.